UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 26, 2007
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Ford Motor Company ("Ford") hereby incorporates by reference its news release dated July 26, 2007, which is herewith furnished as Exhibit 99.

Ford will conduct two conference calls on July 26, 2007 to review preliminary second quarter 2007 financial results.  Beginning at 9:00 a.m., Ford's President and Chief Executive Officer Alan Mulally and Executive Vice President and Chief Financial Officer Don Leclair will host a presentation for the investment community and news media to review Ford's preliminary second quarter 2007 financial results.  Investors may access this presentation by dialing 800-573-4754 (or 1-617-224-4325 from outside the United States).  The passcode for either telephone number is a verbal response of "Ford Earnings."

At 11:00 a.m., Ford Senior Vice President and Controller Peter Daniel, Ford Vice President and Treasurer Neil Schloss, and Ford Motor Credit Company Vice Chairman and Chief Financial Officer K.R. Kent will host a presentation for fixed income analysts and investors.  Investors may access this presentation using the same dial-in information as above, with the passcode being a verbal response of "Ford Fixed Income."

A listen-only webcast and supporting presentation materials for these calls will be available on the Internet at www.shareholder.ford.com.  Investors may also access replays for one week following the presentations by visiting www.shareholder.ford.com, or by dialing 888-286-8010 (or 1-617-801-6888 from outside the United States).  The passcode for replays of the earnings call is 29481628; the passcode for replays of the fixed income call is 55865600.  All times referenced above are in Eastern Time.

Please note that Exhibit 99 to this Form 8-K discusses pre-tax profits excluding special items for Ford's Automotive sector and the primary operating segments and business units within the Automotive sector.  The most directly comparable financial measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles is pre-tax profits including special items.  We believe that pre-tax profits excluding special items is a useful measure to provide investors, because it excludes those items that we do not consider to be indicative of earnings from ongoing operating activities.  As a result, pre-tax profits excluding special items provides investors with a more relevant measure of the results generated by our operations.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99	News Release dated July 26, 2007	Furnished with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: July 26, 2007	By:	/s/ Louis J. Ghilardi
Louis J. Ghilardi
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99	News Release dated July 26, 2007

NEWS

Contact:	Media: Becky Sanch 1.313.594.4410 bsanch@ford.com	Equity Investment Community: Larry Heck 1.313.594.0613 fordir@ford.com	Fixed Income Investment Community: Rob Moeller 1.313.621.0881 fixedinc@ford.com	Shareholder Inquiries: 1.800.555.5259 or 1.313.845.8540 stockinf@ford.com

FOR IMMEDIATE RELEASE

FORD REPORTS A NET PROFIT OF $750 MILLION
FOR SECOND QUARTER 2007*

   •   Revenue of $44 billion, 6 percent above second quarter 2006.
   •   Net income of $750 million, or 31 cents per share, for the second quarter of 2007.
   •   Profit of $258 million, or 13 cents per share, from continuing operations excluding special items.**
   •   Significant year-over-year improvement for all Automotive operations.
   •   Ford Motor Credit pre-tax profit of $112 million.
   •   Cost reductions of $600 million; $1.1 billion through the first half of 2007.
   •   Automotive gross cash at June 30, 2007 of $37.4 billion (including cash and cash equivalents, net marketable securities, loaned securities and short-term Voluntary Employee Benefits Association (VEBA) assets).***

DEARBORN, Mich., July 26, 2007 – Ford Motor Company [NYSE: F] today reported a net profit of 31 cents per share, or $750 million, for the second quarter of 2007.  This compares with a net loss of 17 cents per share, or $317 million, in the second quarter of 2006.

Ford’s second-quarter revenue was $44.2 billion, up from $41.9 billion a year ago.  The increase primarily reflected currency exchange, mix and net pricing improvements, partially offset by lower volume.

* The financial results discussed herein are presented on a preliminary basis; final data will be included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.
** Earnings per share from continuing operations, excluding special items, is calculated on a basis that includes pre-tax profit and provision for taxes and minority interest.  See table following “Safe Harbor/Risk Factors” for the nature and amount of these special items and a reconciliation to U.S. Generally Accepted Accounting Principles ("GAAP").
*** See table following “Safe Harbor/Risk Factors” for a reconciliation of Automotive gross cash to GAAP.

Ford’s second-quarter profit from continuing operations, excluding special items, was 13 cents per share, or $258 million, compared with a loss of 6 cents per share, or $118 million, in the same period a year ago.**

Special items – which primarily reflected the sale of Aston Martin and the recognition of previously deferred gains on certain hedges at Jaguar and Land Rover – increased pre-tax results by $443 million in the second quarter.

With regard to Jaguar and Land Rover, the company confirmed it is currently exploring in greater detail the potential sale of the combined business and is in discussions with selected parties who have expressed interest.  The company also is conducting a strategic review of Volvo that likely will conclude prior to year-end.

Total Company – 2007 Second Quarter Financial Results

	Second Quarter
		O/(U)
	2007	2006

Wholesales (000)	1,773	(33)
Revenue (Bils.)	$44.2	$2.3

Continuing Operations (Excluding Special Items)*
Pre-Tax Profits (Mils.)	$483	$774
After-Tax Profits (Mils.)	258	376
Earnings Per Share **	0.13	0.19

Special Items Pre-Tax (Mils.)	$443	$820

Net Income
After-Tax Profits (Mils.)	$750	$1,067
Earnings Per Share**	0.31	0.48

Automotive Gross Cash (Bils.)***	$37.4	$13.8

* See tables following “Safe Harbor/Risk Factors” for reconciliations to GAAP.
** Earnings per share is calculated on a basis that includes pre-tax profit and provision for taxes and minority interest.  See tables following “Safe Harbor/Risk Factors” for the nature and amount of these special items and reconciliations to GAAP.
*** See table following “Safe Harbor/Risk Factors” for a reconciliation of Automotive gross cash to GAAP.

“We continue to focus on the four priorities of our plan – restructuring the business to operate profitably, accelerating the development of new products that our customers want and value, funding our plan and improving our balance sheet, and working even more effectively together as one global Ford team, leveraging our assets,” said Ford President and Chief Executive Officer Alan Mulally.  “Our team is very encouraged by the significant progress we are making.  We recognize the challenges that lie ahead and remain fully committed to delivering our plan.”

Second-quarter and first-half highlights:

•
Strong performance in the J.D. Power and Associates Initial Quality Survey, with five segment winners – Ford Mustang, Mercury Milan, Lincoln MKZ and Mark LT, and Mazda MX-5 Miata – more than any other manufacturer.

•	Ford Edge recognized as “Highest-Ranked Midsize MAV” in the J.D. Power and Associates Automotive Performance, Execution and Layout (APEAL) Study.
•	Fifth consecutive year of improved manufacturing productivity as measured by the Harbour Report North America 2007.
•	Ford Edge the best-selling mid-size crossover in second quarter.
•	Ford Taurus, Mercury Sable and Ford Taurus X earned five-star crash-test ratings from the National Highway Traffic Safety Administration (NHTSA).
•
Ford earned the most Top Safety Picks from the Insurance Institute for Highway Safety (IIHS) in the company’s history, with Ford Edge, Ford Taurus, Ford Taurus X, Lincoln MKX and Mercury Sable taking top honors.

•	Strong Ford Europe sales – up about 5 percent in first half of 2007.
•	Record Land Rover sales – up 8 percent in first half of 2007.
•	Ford China sales up 22 percent in first half of 2007.
•	Achieved $1.1 billion in cost savings in first half 2007, including $600 million in the second quarter.
•	Reduced North America personnel by 6,400 in the second quarter.
•	Completed sale of Automobile Protection Corporation (APCO) and Aston Martin.

The following discussion of the results of our Automotive sector and Automotive segments/business units is on a basis that excludes special items.  See table following “Safe Harbor/Risk Factors” for the nature and amount of these special items and any necessary reconciliations to GAAP.

AUTOMOTIVE SECTOR
On a pre-tax basis, worldwide Automotive sector profits in the second quarter were $378 million.  This compares with a pre-tax loss of $716 million during the same period a year ago.  The improvements were more than explained by favorable net pricing and cost reductions, partially offset by unfavorable currency exchange.

Vehicle wholesales in the second quarter were 1,773,000, down from 1,806,000 a year ago.  Worldwide Automotive revenue for the second quarter was $40.1 billion, up from $37.8 billion in the same period last year.  The increase primarily reflected currency exchange, mix and net pricing improvements, partially offset by lower volume.

Automotive gross cash, which includes cash and cash equivalents, net marketable securities, loaned securities and short-term VEBA assets, was $37.4 billion at June 30, 2007, up from $35.2 billion at the end of the first quarter.

Ford North America:  In the second quarter, Ford North America reported a pre-tax loss of $279 million, compared with a pre-tax loss of $789 million a year ago.  The improvement primarily reflected favorable net pricing and cost reductions, partially offset by lower volume net of mix.  Revenue was $18.8 billion, down from $19.1 billion for the same period a year ago.

Ford South America:  Ford South America reported a second-quarter pre-tax profit of $255 million, compared with a pre-tax profit of $99 million a year ago.  The improvement was primarily explained by favorable net pricing and volume.  Second quarter revenue improved to $1.8 billion from $1.3 billion in 2006.

Ford Europe:  Ford Europe’s second-quarter pre-tax profit was $262 million, compared with a pre-tax profit of $185 million during the same period in 2006.  The improvement was more than explained by favorable net pricing and higher volumes, partially offset by higher manufacturing costs, primarily to support increased volumes.  During the second quarter of 2007, Ford Europe’s revenue was $9.2 billion, compared with $7.5 billion during the second quarter of 2006.

Premier Automotive Group (PAG):  PAG reported a pre-tax profit of $140 million for the second quarter, compared with a pre-tax loss of $162 million for the same period in 2006.  All PAG brands improved compared with the same period in 2006.  The improvement was more than explained by favorable cost performance across all brands, including the non-recurrence of adverse 2006 adjustments to warranty accruals.  Favorable net pricing was more than offset by the effect of the continued weakening of the U.S. dollar against key European currencies.  Second-quarter 2007 revenue was $8.4 billion, compared with $7.8 billion a year ago.

Ford Asia Pacific and Africa:  For the second quarter, Ford Asia Pacific and Africa reported a pre-tax profit of $26 million, compared with a pre-tax profit of $4 million a year ago.  The improvement reflected strong cost performance, including restructuring savings, and improved results in China.  These factors were partially offset by lower volume and adverse mix, more than explained by Australia and Taiwan, and unfavorable currency exchange.  Revenue was $1.7 billion for the second quarter of 2007, compared with $1.8 billion in 2006.

Mazda: For the second quarter, Ford earned $81 million from its investment in Mazda and associated operations, compared with $32 million during the same period a year ago.

Other Automotive: Second-quarter results included a pre-tax loss of $107 million, compared with a loss of $85 million a year ago.  The year-over-year decline was more than explained by higher interest expense associated with financing actions taken in the fourth quarter of 2006.  This was partially offset by increased interest income.

FINANCIAL SERVICES SECTOR
For the second quarter, the Financial Services sector earned a pre-tax profit of $105 million, compared with a pre-tax profit of $425 million a year ago.

Ford Motor Credit Company:  Ford Motor Credit Company reported net income of $62 million in the second quarter of 2007, down $242 million from earnings of $304 million a year earlier.  On a pre-tax basis from continuing operations, Ford Motor Credit earned $112 million in the second quarter compared with $435 million in the previous year. The decrease in earnings primarily reflected higher borrowing costs, lower credit loss reserve reductions, higher depreciation expense for leased vehicles and higher net losses related to market valuation adjustments from derivatives.  Lower expenses, primarily reflecting improved operating costs, were a partial offset.

In the second quarters of 2007 and 2006, pre-tax earnings were $428 million and $667 million, excluding the net losses related to market valuation adjustments from derivatives, which were $316 million and $232 million, respectively.

Ford expects Ford Motor Credit to earn on a pre-tax basis $1.3 billion to $1.4 billion this year, excluding the impact of gains and losses related to market valuation adjustments from derivatives, up from the previous estimate of $1.2 billion.

SECOND-QUARTER CONFERENCE CALL DETAILS
Ford Motor Company [NYSE:F] will release second quarter 2007 financial results at 7 a.m. EDT, Thursday, July 26. The following briefings will be held after the announcement:

At 9 a.m. EDT, Alan Mulally, president and chief executive officer, and Don Leclair, executive vice president and chief financial officer, will host a conference call for news media and the investment community to discuss second quarter results.

Following the earnings call, at 11 a.m. EDT, Ford Senior Vice President and Controller Peter Daniel, Ford Vice President and Treasurer Neil Schloss and Ford Motor Credit Company Vice Chairman and Chief Financial Officer K.R. Kent will host a conference call for fixed income analysts and investors.

The presentations (listen-only) and supporting materials will be available on the Internet at www.shareholder.ford.com.  Representatives of the news media and the investment community participating by teleconference will have the opportunity to ask questions following the presentations.

Access Information– Thursday, July 26
Toll Free: 800-573-4754
International: 617-224-4325

Earnings: 9:00 a.m. EDT
Earnings Passcode: “Ford Earnings”

Fixed Income: 11:00 a.m. EDT
Fixed Income Passcode: “Ford Fixed Income”

Replays – Available through Thursday, August 2
www.shareholder.ford.com
Toll Free: 888-286-8010
International: 617-801-6888

Passcodes:
Earnings: 29481628
Fixed Income: 55865600

Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles in 200 markets across six continents.  With about 260,000 employees and about 100 plants worldwide, the company’s core and affiliated automotive brands include Ford, Jaguar, Land Rover, Lincoln, Mercury, Volvo and Mazda.  The company provides financial services through Ford Motor Credit Company.  For more information regarding Ford’s products, please visit www.fordvehicles.com.

- # # # -

Safe Harbor/Risk Factors

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Continued decline in market share;
•	Continued or increased price competition resulting from industry overcapacity, currency fluctuations or other factors;
•	An increase in or acceleration of market shift away from sales of trucks, sport utility vehicles, or other more profitable vehicles, particularly in the United States;
•	A significant decline in industry sales, particularly in the United States or Europe, resulting from slowing economic growth, geo-political events or other factors;
•	Lower-than-anticipated market acceptance of new or existing products;
•	Continued or increased high prices for or reduced availability of fuel;
•	Currency or commodity price fluctuations;
•	Adverse effects from the bankruptcy or insolvency of, change in ownership or control of, or alliances entered into by a major competitor;
•	Economic distress of suppliers that has in the past and may in the future require us to provide financial support or take other measures to ensure supplies of components or materials;
•	Labor or other constraints on our ability to restructure our business;
•	Work stoppages at Ford or supplier facilities or other interruptions of supplies;
•	Single-source supply of components or materials;
•	Substantial pension and postretirement health care and life insurance liabilities impairing our liquidity or financial condition;
•	Worse-than-assumed economic and demographic experience for our postretirement benefit plans (e.g., discount rates, investment returns, and health care cost trends);
•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;
•	Increased safety, emissions (e.g., CO2), fuel economy, or other (e.g., pension funding) regulation resulting in higher costs, cash expenditures, and/or sales restrictions;
•	Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;
•
A change in our requirements for parts or materials where we have entered into long-term supply arrangements that commit us to purchase minimum or fixed quantities of certain parts or materials, or to pay a minimum amount to the seller ("take-or-pay" contracts);

•	Adverse effects on our results from a decrease in or cessation of government incentives;
•	Adverse effects on our operations resulting from certain geo-political or other events;
•	Substantial negative Automotive operating-related cash flows for the near- to medium-term affecting our ability to meet our obligations, invest in our business or refinance our debt;
•
Substantial levels of Automotive indebtedness adversely affecting our financial condition or preventing us from fulfilling our debt obligations (which may grow because we are able to incur substantially more debt, including additional secured debt);

•	Inability of Ford Credit to access debt or securitization markets around the world at competitive rates or in sufficient amounts due to additional credit rating downgrades or otherwise;
•	Higher-than-expected credit losses;
•	Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles;
•	Changes in interest rates;
•	Collection and servicing problems related to finance receivables and net investment in operating leases;
•	Lower-than-anticipated residual values or higher-than-expected return volumes for leased vehicles; and
•	New or increased credit, consumer or data protection or other regulations resulting in higher costs and/or additional financing restrictions.

We cannot be certain that any expectation, forecast or assumption made by management in preparing forward-looking statements will prove accurate, or that any projection will be realized.  It is to be expected that there may be differences between projected and actual results.  Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise.

TOTAL COMPANY INCOME/(LOSS) FROM CONTINUING OPERATIONS COMPARED WITH NET INCOME/(LOSS)

	Second Quarter
	2007	2006

Revenue (Bils.)	$44.2	$41.9

Income (Mils.)
Pre-Tax Income/(Loss) from Continuing Operations (Excluding Special Items)	$483	$(291)
Special Items*	443	(377)
Pre-Tax Income/(Loss) from Continuing Operations	$926	$(668)

Minority Interest in Net Income/(Loss) of Subsidiaries	85	19
Provision for/(Benefit from) Income Taxes	123	(364)
Income/(Loss) from Continuing Operations	$718	$(323)
Income/(Loss) from Discontinued Operations	32	6
Net Income/(Loss)	$750	$(317)

*	Special items detailed in following table.

TOTAL COMPANY SPECIAL ITEMS

	Second Quarter
	2007	2006
	(Mils.)	(Mils.)

Ford North America Separation Programs	$55	$7
Related OPEB Curtailment	148	-
Related Pension Curtailment	-	(489)
Subtotal Ford North America	$203	$(482)
Ford Europe Personnel-Reduction Programs/Other	(78)	(14)
PAG Sale of Aston Martin	206	-
PAG Recognition of Previously Deferred Hedging Gains	182	-
PAG Personnel-Reduction Programs/Other	(62)	(18)
Mazda Pension Transfer	-	137
Ford Asia Pacific and Africa Personnel-Reduction Programs	(8)	-
Total Pre-Tax Special Items	$443	$(377)

Memo: Impact on Earnings Per Share*	$0.17	$(0.11)

*
Earnings per share for special items is calculated on a basis that includes the pre-tax amount and a provision for taxes; additional information regarding the method of calculating earnings per share is available in the materials supporting the July 26, 2007, conference calls at www.shareholder.ford.com.

AUTOMOTIVE GROSS CASH RECONCILIATION TO GAAP

	March 31, 2007	June 30, 2007	June 30, 2007 B/(W) March 31, 2007	Memo: June 30, 2006
	(Bils.)	(Bils.)	(Bils.)	(Bils.)

Cash and Cash Equivalents	$15.7	$17.1	$1.4	$14.7
Marketable Securities	16.8	13.7	(3.1)	8.9
Loaned Securities	0.7	4.6	3.9	0
Total Cash/Market. and Loaned Securities	$33.2	$35.4	$2.2	$23.6
Securities-In-Transit	(0.2)	(0.3)	(0.1)	-
Short-Term VEBA Assets	2.2	2.3	0.1	-
Gross Cash	$35.2	$37.4	$2.2	$23.6